COLONIAL NEWPORT TIGER CUB FUND - CLASS C
                                                 FUND YIELD CALCULATION
                                               (CALENDAR MONTH-END METHOD)
                                             30-DAY BASE PERIOD ENDED 8/31/97


                                                        a - b 6
                                              FUND YIELD = 2 ----- + 1 - 1
                                                         c - d


                                                        CLASS C
a = dividends and interest earned during
       the month                                        $3,210

b = expenses accrued during the month                    3,867

c = average dividend shares outstanding
       during the month                                153,929

d = class maximum offering price per share
       on the last day of the month                      $8.99


                  YIELD                                 -0.57%

                  YIELD WITHOUT WAIVER                  -2.11%